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                                                                    Exhibit 24.3


                        Consent of Independent Auditors

We consent to the use of our report dated February 28, 1998, with respect to the financial statements of AnswerSoft, Inc. included in this Annual Report (Form 10-K) of Davox Corporation.

We also consent to the incorporation by reference in the Registration Statements of Davox Corporation on Form S-8 (File Nos. 33-89582, 333-07003, 333-16209,
333-30727, 333-52551, 33-47618, 33-47619, 33-51578, and 333-83687) of our report dated February 28, 1998, with respect to the financial statements of AnswerSoft, Inc. included in this Annual Report (Form 10-K) of Davox Corporation.

                                             /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP


Dallas, Texas
March 2, 2000